EXHIBIT 7.01

AGREEMENT OF JOINT FILING

The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: June 6, 2013

GRANITE GLOBAL VENTURES (Q.P.) L.P.

GRANITE GLOBAL VENTURES L.P.

BY:	GRANITE GLOBAL VENTURES L.L.C.

ITS:	GENERAL PARTNER

By:	/s/ Hany M. Nada

Hany M. Nada

Managing Director

GRANITE GLOBAL VENTURES L.L.C.

By:	/s/ Hany M. Nada

Hany M. Nada

Managing Director

GRANITE GLOBAL VENTURES II L.P.

GGV II ENTREPRENEURS FUND L.P.

BY:	GRANITE GLOBAL VENTURES II L.L.C

ITS:	GENERAL PARTNER

By:	/s/ Hany M. Nada

Hany M. Nada

Managing Director

GRANITE GLOBAL VENTURES II L.L.C.

By:	/s/ Hany M. Nada

Hany M. Nada

Managing Director

/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Ray A. Rothrock

/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Anthony Sun

/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Scott B. Bonham

/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Joel D. Kellman

/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Jixun Foo

/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Glenn Solomon

/s/ Hany M. Nada

Hany M. Nada

/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Thomas K. Ng

/s/ Hany M. Nada

Hany M. Nada as Attorney-in-fact for Jenny Lee